Exhibit G

AMENDMENT AGREEMENT

THIS AGREEMENT made this 17th day of December, 2013.

BETWEEN:	CLARKE INC. (“Clarke”), a corporation incorporated under the laws of Canada, having its head office at 6009 Quinpool Road, 9th Floor, Halifax, Nova Scotia B3K 5J7 and QUINPOOL HOLDINGS PARTNERSHIP (“Quinpool”), a partnership constituted under the laws of Nova Scotia (collectively, the “Vendors”)

AND:	TRANSFORCE INC., a corporation incorporated under the laws of Canada, having its head office at 8801 TransCanada Highway, Suite 500, Ville St. Laurent, Québec H4S 1Z6 (the “Offeror” and together with the Vendors, the “Parties”)

WHEREAS the Vendors, on the one hand, and the Offeror, on the other hand, entered into a Lock Up Agreement dated October 31, 2013 (the “Lock Up Agreement”).

NOW THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	The Lock Up Agreement is hereby amended by deleting the clause “sixty days (60)” in section 6.1(c)(i) thereof and replacing it with the clause “ninety (90) days”.

2.	In all other respects, the Lock Up Agreement remains in full force and effect, unamended.

3.	This Amendment Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Delivery of this Amendment Agreement may be made by facsimile or e-mail transmission, and pages delivered by facsimile or. e-mail transmission, including executed pages, shall be deemed to be original pages.

4.	This Amendment Agreement shall be construed and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

5.	This Amendment Agreement has been drafted in English at the express request of the Parties. Cette convention de modification a été rédigée en anglais à la demande expresse des parties.

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IN WITNESS WHEREOF, the Parties have executed this Agreement at the date first mentioned above.

CLARKE INC.

per:

QUINPOOL HOLDINGS PARTNERSHIP, by its managing partner Clarke Inc.

per:

TRANSFORCE INC.

per:

Alain Bédard Chairman, President and Chief Executive Officer

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